UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2019

Determine, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 West Carmel Drive, Suite 100, Carmel, Indiana 46032

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 532-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.01.     Completion of Acquisition or Disposition of Assets

On April 10, 2019, Determine, Inc. (“Determine” or the “Company”) held a special meeting of stockholders (the “Determine Special Meeting”) at which the stockholders approved the sale of substantially all of Determine’s assets (the “Asset Sale”) as contemplated by the Asset Purchase Agreement dated February 10, 2019 (the “Purchase Agreement”), by and among Determine, Corcentric, Inc. (“Parent”) and Corcentric Acquisition, LLC (the “Buyer”), and the other transactions contemplated by the Purchase Agreement (the “Transactions”). The Asset Sale and Buyer’s assumption of certain related liabilities was consummated on April 10, 2019, shortly after such stockholder approval.

The Company previously disclosed the terms of the Asset Sale and the Purchase Agreement on its Current Report on Form 8-K filed on February 11, 2019 and in its definitive proxy statement on Schedule 14A filed on March 11, 2019, as supplemented on Schedule 14A filed on March 12, 2019.

As consideration for the Asset Sale, Buyer paid a total purchase price of $32,000,000 in cash (the “Purchase Price”) (subject to a working capital adjustment as provided in the Purchase Agreement). At the closing of the Asset Sale (the “Closing”), Buyer delivered to Determine a cash payment equal to $29,782,000, representing the Purchase Price, minus the Escrow Amount (as defined below), minus $217,500, for the premium to obtain an insurance policy selected by Buyer providing insurance coverage to Buyer in the event of breach or inaccuracy of the representations and warranties of the Company under the Purchase Agreement. At the Closing, $2,000,000 of Purchase Price (the “Escrow Amount”) was withheld and placed in escrow as security for the indemnification, compensation and reimbursement obligations of the Company under the Purchase Agreement (the “Escrow Fund”) and, unless earlier used to satisfy claims pursuant to the terms of the Purchase Agreement, such amount will remain in the Escrow Fund and will be delivered to the Company shortly after the twelve (12) month anniversary of the Closing.

The foregoing description of the Asset Sale and the Purchase Agreement does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to Determine’s Current Report on Form 8-K filed on February 11, 2019 and is incorporated herein by reference.

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 10, 2019, Determine held the Determine Special Meeting in Carmel, Indiana. As of March 7, 2019, the Company’s record date for the Determine Special Meeting, there were a total of 25,769,783 shares of common stock, par value $0.0001 per share, (the “Determine common stock”) outstanding and entitled to vote at the Determine Special Meeting. At the Determine Special Meeting, 19,360,601 shares of Determine common stock were present or represented by proxy and, therefore, a quorum was present. The Company’s stockholders voted on four proposals, each of which was approved by the requisite vote of the Company’s stockholders. The final voting results for the proposals are set forth below.

Proposal 1: A proposal (the “Asset Sale Proposal”) to authorize and approve the Purchase Agreement and the Asset Sale and the Transactions.

For	Against	Abstain
16,086,389	3,273,409	803

Proposal 2: A proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to Determine’s named executive officers in connection with the Transactions.

For	Against	Abstain
15,197,986	4,142,063	20,552

Proposal 3: A proposal to amend the Certificate of Incorporation of Determine to remove the restriction on stockholders of Determine acting by written consent, the approval of which would give the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion.

For	Against	Abstain
15,764,895	3,570,767	24,939

Proposal 4:  A proposal to adjourn or postpone the Determine Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the Determine Special Meeting to approve the Asset Sale Proposal.

For	Against	Abstain
15,240,223	4,119,827	551

There were no broker non-votes with respect to any of these matters.

Item 8.01.      Other Events

On April 10, 2019, a press release was issued, announcing the completion of the Asset Sale pursuant to the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(b) Pro Forma Financial Information:

The following Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Asset Sale is included in the Company’s definitive proxy statement on Schedule 14A filed on March 11, 2019, beginning on page 17, which is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:

●	an unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 as if the sales transaction had occurred as of December 31, 2018
●

unaudited pro forma consolidated statements of operations for the 9 months ended December 31, 2018 and the years ended March 31, 2018 and 2017 as if the sales transaction had occurred as of April 1, 2016

(d)

Exhibit Number	Description
99.1	Press Release dated April 10, 2019
99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DETERMINE, INC.
(Registrant)

Date:	April 10, 2019	By:	/s/ John Nolan
John Nolan
Chief Financial Officer